Exhibit 99.1

First Quarter 2017 Investor Update

Notice to Recipients Cautionary Note Regarding Forward Looking Statements Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” and “Item 1A – RISK FACTORS” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Securities and Exchange Commission on May 11, 2017, and “Item 1A – RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on March 27, 2017. This electronic presentation is provided as of May 17, 2017. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

Vogtle 3 & 4 Update Operations Update Member Financial Update Financing and Liquidity Update Presenters and Agenda Mike Price Executive Vice President and Chief Operating Officer Betsy Higgins Executive Vice President and Chief Financial Officer Mike Smith President and Chief Executive Officer 3 Annalisa Bloodworth Senior Vice President and General Counsel 3

Vogtle 3&4 Status Update 4 $3.4 billion total investment through 3/31/2017. Full-scale schedule, cost-to-complete and cancellation cost assessments continue following Chapter 11 bankruptcy of Westinghouse on March 29. Interim assessment agreement extended until June 3. Continue negotiations with Toshiba regarding guarantee. 30% share (660 MW) of two 1,100 MW AP1000 units at existing Vogtle site. Experienced developer and operator, Southern Nuclear. Carbon-free source of power that enhances fuel price stability, increases portfolio diversity and has a useful life of 60-80 years. Conceptual Drawing of Vogtle Units 3 & 4 Agreement in principle on the terms of a services agreement with Westinghouse in the event it rejects EPC contract and Southern Nuclear assumes project management. Westinghouse would provide design, engineering, and procurement services. Provides for access to intellectual property required to complete and operate the project. Subject to the execution of definitive documentation and other conditions.

Vogtle Construction Update Progress Look Ahead Placed concrete in Unit 3 Shield Building Courses 5 & 6 Placed concrete walls/slabs to EL 82’6” in Unit 3 Aux. Bldg. Placed concrete in Unit 4 CA20 walls to EL 85’ Energized the Unit 4 500 kV Switchyard Set 1st Unit 3 Steam Generator Place concrete inside Unit 3 containment to EL 98’6” Set the Unit 4 CA02 and CA03 modules in containment Set and place concrete in Unit 4 Shield Building Course 3 panels Unit 3 Cooling Tower Unit 4 Cooling Tower Module Assembly Building Unit 3 Turbine Building Unit 4 Turbine Building Unit 3 Annex Building Unit 3 Containment Vessel Unit 3 Transformers Unit 4 Containment Vessel 5

Capacity Factor Comparison Through March 31 Nuclear Coal Gas - CC Gas - CT Pumped Storage Hydro 6 6 0% 25% 50% 75% 100% Hatch Vogtle Scherer Wansley Chatt T.A. Smith Doyle Hawk Road Hartwell Talbot Rocky Mountain 2016 2017

Member Systems at a Glance

OglethorpePower

Members' Service Territory and Competition

- Serve 1.9 million meters, representing approximately 4.1 million people.
  - Covers 38,000 square miles, or 65% of Georgia.
  - Includes 151 out of 159 counties in Georgia.
- No residential competition.
- Exclusive right to provide retail service in designated service territories.
- Competition only at inception for C&I loads in excess of 900kW.



= *Oglethorpe's Members*

Members' Load

- MWh Sales of 38.0 million in 2016.
- Average Residential Revenue of 10.9 cents/kWh in 2016.
- 66% of sales were to residential class.

2016 Member Customer Base by MWh Sales



Residential Service 66%
Commercial & Industrial 30%
Other 4%

Revenue Contribution to Oglethorpe

- In 2016, Jackson EMC, Cobb EMC, and Sawnee EMC accounted for 14.3%, 13.7%, and 10.5% of our total revenues, respectively.
- No other Member over 10%.

Member Average Financial Ratios[1]

TIER:
2.52x

Equity/Assets:
41%

Equity/Total Capitalization:
50%

Members' Aggregate Financial Metrics[1]

Total Annual Revenues:
$4.0 billion

Total Net Margins:
$244 million

Total Patronage Capital:
$3.3 billion

Total Assets:
$8.1 billion

[1]Oglethorpe's debt is not the direct obligation of the Members and, as a result, the capital of the Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness.

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Members’ Stable Financial History Note: For detailed financial and statistical information (2014-2016) on Oglethorpe’s Members, see Exhibit 99.1 filed with Oglethorpe’s Form 10-Q for the quarter ended 3/31/2017. 8 8 0 2,000 4,000 6,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Millions $ Total Operating Revenve - 1.00 2.00 3.00 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 TIER 32% 36% 40% 44% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Equity to Assets 40% 45% 50% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Equity to Total Capitalization

Members’ Rates are Competitive (b) (a) 2016 Rates range from approximately 9.4 to 13.8 cents per kWh for Oglethorpe’s 38 Members. (b) Source: Georgia Power Company Form 10-K. Note: U.S. Residential Retail Average for 2016 was 12.55 cents per kWh (source: U.S. Energy Information Administration, most recent information available) 9 (a) 9 8.0 8.0 9.0 9.0 9.0 9.8 10.3 10.0 10.4 10.8 11.0 10.9 11.0 10.9 7.3 7.7 8.7 8.9 9.1 10.0 10.2 10.4 11.9 11.6 12.0 12.4 12.2 12.0 6.0 7.0 8.0 9.0 10.0 11.0 12.0 13.0 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Residential Retail Rate Comparison (Cents per kWh) Oglethorpe Member Average Georgia Power

Credit Ratings 10 Moody’s Standard & Poor’s Fitch Baa1 Negative Outlook (since March 2017) A Negative Outlook (since November 2015) A Negative Outlook (since April 2013) Current Credit Ratings for Secured Long-Term Debt Credit ratings will likely be reviewed once key decisions are known regarding the Vogtle 3&4 project. 10

RUS & DOE Loan Summary as of 4/30/17 Loans are made at comparable Treasury plus 0.125% Total amount outstanding under all RUS Guaranteed Loans is $2.5 billion, with an average interest rate of 4.06% 11 RUS Guaranteed Loans(a) DOE Guaranteed Loan(a) (a) RUS and DOE guaranteed loans are funded through Federal Financing Bank. (b) RUS loan committed as of September 29, 2016. We expect to begin funding under this loan in 2018. (c) $538 million is available to be advanced currently based on eligible project expenses incurred through 3/31/17. A failure by Westinghouse to perform its obligations under the EPC Contract Agreement could, under certain circumstances, impact our ability to make further advances. (d) Represents accrued capitalized interest being financed with the DOE guaranteed loan. Loans are made at comparable Treasury plus 0.375% Average interest rate on all advances to-date under this loan is 3.36% 11 Purpose/Use of Proceeds Approved Advanced Remaining Amount Approved Loans General & Environmental Improvements $230,050,000 $176,973,419 $53,076,581 General & Environmental Improvements (b) 448,307,000 0 448,307,000 $678,357,000 $176,973,419 $501,383,581 Purpose/Use of Proceeds Approved Advanced Remaining Amount Vogtle Units 3 & 4 Principal $2,721,597,857 $1,120,000,000 $1,601,597,857 Capitalized Interest 335,471,604 60,627,989 274,843,615 $3,057,069,461 $1,180,627,989 $1,876,441,472 Purpose/Use of Proceeds Approved(c) Advanced Remaining Amount(c) Vogtle Units 3 & 4 Principal $2,721,597,857 $1,570,000,000 $1,151,597,857 Capitalized Interest(d) 335,471,604 127,009,490 208,462,114 $3,057,069,461 $1,697,009,490 $1,360,059,971 Purpose/Use of Proceeds Approved Advanced Remaining Amount Vogtle Units 3 & 4 Principal $2,721,597,857 $1,120,000,000 $1,601,597,857 Capitalized Interest 335,471,604 60,627,989 274,843,615 $3,057,069,461 $1,180,627,989 $1,876,441,472

Oglethorpe’s Available Liquidity as of May 10, 2017 Borrowings Detail $251.5 MM Letter of Credit Support for VRDBs/T.A. Smith $284.2 MM Vogtle Interim CP Financing $4.3 MM Vogtle Interest Rate Hedging using CP $122.9 MM Interim CP Refinancing of Auction Rate Securities Represents 487 days of liquidity on hand (excluding Cushion of Credit). 12 In addition, as of March 31, Oglethorpe had $431 million on deposit in the RUS Cushion of Credit Account. The RUS Cushion of Credit Account is designated as restricted investments and can only be used to pay debt service on RUS guaranteed loans. (a) 12 $0 $500 $1,000 $1,500 $2,000 Total Credit Facilities Less Borrowings Available Credit Facilities Capacity Cash Total Liquidity $1,610 $867 $743 $301 $1,044 (Millions)

Income Statement Excerpts

OglethorpePower

($ in thousands)	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Statement of Revenues and Expenses:					
Operating Revenues:					
Sales to Members	$354,144	$348,097	$1,506,807	$1,219,052	$1,314,869
Sales to non-Members	26	64	424	130,773	93,294
Operating Expenses	284,840	277,068	1,251,567	1,092,367	1,148,766
Other Income	15,459	14,624	56,903	52,030	46,371
Net Interest Charges	63,335	65,119	262,222	261,147	259,133
Net Margin	**$21,454**	**$20,598**	**$50,345**	**$48,341**	**$46,635**
Margins for Interest Ratio(a)	**n/a**	**n/a**	**1.14x**	**1.14x**	**1.14x**
Sales to Members					
Average Power Cost (cents/kWh)	**6.65**	**6.47**	**5.90**	**6.64**	**6.52**
Sales to Members (MWh)	**5,324,823**	**5,380,861**	**25,522,852**	**18,371,558**	**20,154,108**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10x for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14x each year, starting in 2010, above the minimum 1.10x ratio required by the Indenture, and the 2017 budget also includes a 1.14x MFI ratio. Oglethorpe's Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10.

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Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in a credit agreement that currently requires a minimum total patronage capital of $675 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. 14 March 31 December 31, ($ in thousands) 2017 2016 2015 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $4,641,039 $4,671,500 $4,670,310 CWIP 3,401,701 3,228,214 2,868,669 Nuclear Fuel 377,593 377,653 373,145 Total Electric Plant $8,420,333 $8,277,367 $7,912,124 Investments, Current Assets and Deferred Charges 2,335,895 2,423,746 2,147,659 Total Assets $10,756,228 $10,701,113 $10,059,783 Capitalization: Patronage Capital and Membership Fees $881,264 $859,810 $809,465 Accumulated Other Comprehensive (Deficit) Margin (409) (370) 58 Subtotal $880,855 $859,440 $809,523 Long-term Debt and Obligations under Capital Leases $7,968,433 7,984,932 7,387,655 Other 19,081 18,765 17,561 Total Capitalization 8,868,369 8,863,137 8,214,739 Plus: Unamortized debt issuance costs and bond discounts on LT debt 98,343 101,261 97,988 Plus: Long-term Debt and Capital Leases due within one year 153,305 316,861 189,840 Total Long-Term Debt and Equities $9,120,017 $9,281,259 $8,502,567 Equity Ratio(a) 9.7% 9.3% 9.5% 14

Liquidity Net Margin Wholesale Power Cost Interim Financing Balance Sheet Electric Plant Average Cost of Funds: 1.11% (dollars in millions) Secured LT Debt (4.30.2017): $8.1 billion Weighted Average Cost: 4.38% Equity/Capitalization Ratio: 9.7% 2017 1.14 MFI April 30, 2017 2017 Cost of Power Sales to Members (excluding Rate Management Program). Additional Member Collections for Rate Management Programs. 15 2017 2017 Long Term Debt 15 Actuals Forecast Vogtle 3&4 Interest Rate Hedging , $4 Temporary Refinancing of Auction Rate Securities , $123 Vogtle 3 & 4 Interim Financing , $284 $1,000 $ 1,000 $1,610 $1,610 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Borrowings (Mil) Cash Borrowings CP Availability Total Available Lines of Credit Cash Balances (Mil ) $- $20 $40 $60 $80 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Millions Actual Budget $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 YE 2016 3/31/2017 $4.67 $4.64 $0.38 $0.38 $3.23 $3.40 (Billions) Construction Work in Progress Nuclear Fuel Electric Plant in Service Total Assets ($ Millions) $10,701 $10,756 4.0 4.5 5.0 5.5 6.0 6.5 7.0 Budget YTD Actual YTD 6.71 6.60 6.76 6.65 ¢/kWh ($200) $0 $200 $400 $600 DOE RUS $461 $22 $150 ($ Millions) Actual Issuance Forecasted Issuance Actual Repayment Forecasted Repayment

A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K are made available on its website. Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) For additional information please contact: Additional Information 16 Investor Contacts Media Contact 16 Name Title Email Address Phone Number Greg Jones Director, Public Relations greg.jones@opc.com (770) 270-7890 Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168